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                            Verizon Pennsylvania Inc.


                                                                      EXHIBIT 12

                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
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
                                                                                                Nine Months Ended
(Dollars in Millions)                                                                           September 30, 2001
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
Income before provision for income taxes                                                                   $ 602.2
Equity in loss of affiliates                                                                                  28.5
Dividends received from equity affiliates                                                                       .7
Interest expense                                                                                              99.8
Portion of rent expense representing interest                                                                 16.1
Amortization of capitalized interest                                                                           3.1
                                                                                              -----------------------

Earnings, as adjusted                                                                                      $ 750.4
                                                                                              =======================

Fixed charges:
Interest expense                                                                                           $  99.8
Portion of rent expense representing interest                                                                 16.1
Capitalized interest                                                                                          15.2
                                                                                              -----------------------

Fixed Charges                                                                                              $ 131.1
                                                                                              =======================

Ratio of Earnings to Fixed Charges                                                                            5.72
                                                                                              =======================
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